Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. Nos. 333-173876, 333-166513, 333-149922, 333-129885, 333-122871, and 333-116335) of Herbalife Ltd. of our report dated December 16, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Herbalife Ltd.’s Annual Report on Form 10-K/A (Amendment No.1) for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
December 16, 2013